Exhibit 99(a)

December 12, 2017

Windstream Announces Results of Exchange Offers

LITTLE ROCK, Ark., Dec. 12, 2017 (GLOBE NEWSWIRE) -- Windstream Holdings, Inc. (Nasdaq:WIN) announced today certain results of Windstream Services, LLC's (the “Company”) previously announced exchange offers (the “Exchange Offers”) with respect to certain of its outstanding senior notes.

The early tender date (the “Early Tender Date”) for each of the Company's Exchange Offers with respect to its 7.75% senior notes due 2021 (“2021 Notes”) and 7.50% senior notes due 2022 (“2022 Notes”) (the “2021/2022 Exchange Offers”) and the Exchange Offer with respect to its 7.50% senior notes due 2023 (“2023 Notes”) (the “2023 Exchange Offer”) was 5:00 p.m., New York City time, on December 11, 2017. In addition, the withdrawal deadline with respect to the 2021/2022 Exchange Offers has expired. Notes tendered for exchange pursuant to the 2021/2022 Exchange Offers may not be validly withdrawn, unless the Company determines in the future in its sole discretion to permit withdrawal.

2021/2022 Exchange Offers

As of the Early Tender Date, pursuant to the 2021/2022 Exchange Offers, the Company had received from holders valid and unrevoked tenders of $537,636,000 aggregate principal amount of 2021 Notes, representing approximately 86% of the outstanding 2021 Notes, and $232,093,000 aggregate principal amount of 2022 Notes, representing approximately 85% of the outstanding 2022 Notes. The Company will accept for exchange all such tendered 2021 Notes and 2022 Notes in exchange for approximately $832.6 million aggregate principal amount of new 8.75% senior notes due 2024 (“2024 Notes”) on the Early Settlement Date (as defined below), subject to the terms of the 2021/2022 Exchange Offers.

The Company is also now offering to pay the early exchange consideration to all holders who validly tender 2021 Notes or 2022 Notes after the Early Tender Date and prior to the expiration date for the 2021/2022 Exchange Offers. As a result, the late exchange consideration pursuant to the 2021/2022 Exchange Offers is $1,085 and $1,075 principal amount of new 2024 Notes for each $1,000 principal amount of 2021 Notes and 2022 Notes, respectively.

2023 Exchange Offer

As of the Early Tender Date, pursuant to the 2023 Exchange Offer, the Company had received from holders valid and unrevoked tenders of $68,210,000 aggregate principal amount of 2023 Notes, representing approximately 57% of the outstanding 2023 Notes.

The 2023 Exchange Offer is conditioned upon, among other things, a minimum of $90.0 million in aggregate principal amount of 2023 Notes being validly tendered at or prior to the expiration date and accepted in the 2023 Exchange Offer, subject to the Company’s right at any time to waive this condition in its sole discretion, without extending the applicable withdrawal deadline or otherwise reinstating withdrawal rights, subject to applicable law. The withdrawal deadline for the 2023 Exchange Offer is being extended to the earlier of the first settlement date or the expiration date for the 2023 Exchange Offer. The Company will promptly settle the 2023 Exchange Offer with respect to all 2023 Notes then validly tendered (and not validly withdrawn) when all conditions to the 2023 Exchange Offer have been satisfied or waived by us (or will be on such settlement date). Any such settlement date may occur before the expiration date, in which case 2023 Notes validly tendered (and not validly withdrawn) will be accepted for exchange and the holders thereof will not be permitted to validly withdraw such 2023 Notes.

The Company is also now offering to pay the early exchange consideration to all holders who validly tender 2023 Notes after the Early Tender Date and prior to the expiration date for the 2023 Exchange Offer. As a result, the late exchange consideration pursuant to the 2023 Exchange Offer is $1,075 principal amount of new 6 3/8% Notes for each $1,000 principal amount of 2023 Notes.

Early Settlement Date

Subject to the terms and conditions of the 2021/2022 Exchange Offers, the Company will settle all 2021 Notes and 2022 Notes that have been validly tendered (and not validly withdrawn) by the Early Tender Date and accepted for exchange on the Early Settlement Date. The Early Settlement Date for the 2021/2022 Exchange Offers is expected to occur on or after December 13, 2017, but may change at the Company's option and is subject to all conditions to the 2021/2022 Exchange Offers having been satisfied or waived by the Company.

The expiration date of each of the Exchange Offers remains 11:59 p.m., New York City time, on December 26, 2017.

Global Bondholder Services Corporation is acting as the Information and Exchange Agent for the Exchange Offers. Questions or requests for assistance related to the Exchange Offers and for additional copies of the offering memoranda and the letter of transmittal related to the Exchange Offers (collectively, the “Offering Documents”) may be directed to Global Bondholder Services Corporation at (866) 807-2200 (toll free) or (212) 430-3774 (collect). To see if you are eligible to participate, please visit: http://gbsc-usa.com/eligibility/Windstream. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offers.

Holders are advised to check with any bank, securities broker or other intermediary through which they hold any of the notes as to when such intermediary needs to receive instructions from a holder in order for that holder to be able to participate in, or (in the circumstances in which revocation is permitted) revoke their instruction to participate in, the Exchange Offers, before the deadlines specified herein and in the Offering Documents. The deadlines set by each clearing system for the submission and withdrawal of tender instructions will also be earlier than the relevant deadlines specified herein and in the Offering Documents.

None of the Company, its board of directors, its officers, the dealer manager, the exchange agent or the trustee with respect to the outstanding notes, or any of the Company's or their respective affiliates, makes any recommendation that holders tender any outstanding notes in response to the Exchange Offers, and no one has been authorized by any of them to make such a recommendation. Holders must make their own decision as to whether to participate and, if so, the principal amount of outstanding notes to tender.

This press release is for informational purposes only. It is not an offer to exchange or a solicitation of an offer to exchange any notes. The Exchange Offers are being made solely pursuant to the offering memoranda and related letter of transmittal. The Exchange Offers are not being made to holders of notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any offer, solicitation or sale of any securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful.

About Windstream

Windstream Holdings, Inc. (NASDAQ:WIN), a FORTUNE 500 company, is a leading provider of advanced network communications and technology solutions for consumers, small businesses, enterprise organizations and carrier partners across the U.S. Windstream offers bundled services, including broadband, security solutions, voice and digital TV to consumers. The company also provides data, cloud solutions, unified communications and managed services to business and enterprise clients. The company supplies core transport solutions on a local and long-haul fiber-optic network spanning approximately 150,000 miles.

Forward-Looking Statements

Certain statements contained in this press release may constitute forward-looking statements. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs, and assumptions that Windstream believes are reasonable but are not guarantees of future events and results. Actual future events and results of Windstream may differ materially from those expressed in these forward-looking statements as a result of a number of important factors, including those described in filings by Windstream with the Securities and Exchange Commission, which can be found at www.sec.gov.

Media Contact:

David Avery, 501-748-5876
david.avery@windstream.com

Investor Contact:
Chris King, 704-319-1025
christopher.c.king@windstream.com